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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Landry's Seafood Restaurants, Inc. of our report dated February 10, 2000 included in Landry's Seafood Restaurants, Inc. Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Houston, Texas

March 13, 2000